Exhibit 1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-13668) pertaining to the ING Americas Savings Plan and ESOP of ING Groep N.V. and affiliates of our report dated June 27, 2013, with respect to the financial statements and schedules of the ING Americas Savings Plan and ESOP included in this Annual Report (Form 11-K) for the year ended December 31, 2012.

                                                                                                                                                                                                                                              /s/  Ernst & Young LLP

Atlanta, Georgia
June 27, 2013